UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2015

UNILIFE CORPORATION

(Exact name of Registrant as Specified in Charter)

Delaware	001-34540	27-1049354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Cross Farm Lane, York, Pennsylvania	17406
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 384-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On January 30, 2015, Unilife Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC and Piper Jaffray & Co., as representatives of the several underwriters set forth on Schedule A thereto (the “Underwriters”), relating to an underwritten public offering of 12,650,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per Share (the “Offering”), including 1,650,000 shares pursuant to the Underwriters’ option to purchase additional shares, which the Underwriters exercised in full on January 30, 2015. All of the Shares are being sold by the Company. The Shares will be offered to the public at a price of $3.75 per Share, and the Underwriters have agreed to purchase the Shares from the Company pursuant to the Underwriting Agreement at a price of $3.5625 per Share. The net proceeds from the sale of the Shares, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, are expected to be approximately $44.7 million.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference. The description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

The Offering is being made pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-197122) initially filed with the Securities and Exchange Commission (the “Commission”) on June 30, 2014, as amended on September 15, 2014, and declared effective on October 3, 2014. A preliminary prospectus supplement relating to the Offering was filed with the Commission on January 30, 2015, and a final prospectus supplement relating to the Offering was filed with the Commission on January 30, 2015. The closing of the Offering is expected to take place on February 4, 2015, subject to the satisfaction of customary closing conditions.

The legal opinion and consent of Pepper Hamilton LLP relating to the Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company’s press releases, dated January 29, 2015 and January 30, 2015, announcing the commencement and pricing of the Offering are filed as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

1.1	Underwriting Agreement, dated January 30, 2015, by and among Unilife Corporation, and Jefferies LLC and Piper Jaffray & Co., as representatives of the several underwriters set forth on Schedule A thereto

5.1	Opinion of Pepper Hamilton LLP

23.1	Consent of Pepper Hamilton LLP (reference is made to Exhibit 5.1 hereto)

99.1	Press Release of Unilife Corporation dated January 29, 2015

99.2	Press Release of Unilife Corporation dated January 30, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Unilife Corporation

Date: February 2, 2015	By:	/s/ Alan Shortall
Alan Shortall
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

1.1	Underwriting Agreement, dated January 30, 2015, by and among Unilife Corporation, and Jefferies LLC and Piper Jaffray & Co., as representatives of the several underwriters set forth on Schedule A thereto

5.1	Opinion of Pepper Hamilton LLP

23.1	Consent of Pepper Hamilton LLP (reference is made to Exhibit 5.1 hereto)

99.1	Press Release of Unilife Corporation dated January 29, 2015

99.2	Press Release of Unilife Corporation dated January 30, 2015